Exhibit 23.2 - INDEPENDENT AUDITORS’ CONSENT

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-104701 of AGL Resources Inc. on Form S-8 of our report dated May 17, 2002, appearing in this Annual Report on Form 11-K of the AGL Resources Inc. Retirement Savings Plus Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

July 1, 2003